Exhibit 99.1

ROCKY MOUNTAIN CHOCOLATE FACTORY ANNOUNCES $2.2 MILLION PRIVATE PLACEMENT

DURANGO, CO, August 6, 2024 (GLOBE NEWSWIRE) -- Rocky Mountain Chocolate Factory Inc. (Nasdaq: RMCF) (the “Company”, “we”, or “RMCF”), an international franchisor and producer of premium chocolates and other confectionery products, including gourmet caramel apples, today announced that it has entered into a securities purchase agreement for a private investment in public equity ("PIPE") financing that is expected to result in gross proceeds of approximately $2.2 million to the Company, before deducting offering expenses.

Pursuant to the terms of the securities purchase agreement, RMCF is selling an aggregate of 1.25 million shares of its common stock at a price of $1.75 per share. The issuance price reflects a 15% premium to the closing stock price on August 5, 2024. The PIPE financing is expected to close on or about August 6, 2024, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds for working capital and general corporate purposes.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Concurrently with the execution of the securities purchase agreement, RMCF and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the PIPE financing.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this document may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements expressing general views about future operating results - are forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause our Company’s actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: inflationary impacts, changes in the confectionery business environment, seasonality, consumer interest in our products, receptiveness of our products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of our co-branding strategy, the success of international expansion efforts and the effect of government regulations. For a detailed discussion of the risks and uncertainties that may cause our actual results to differ from the forward-looking statements contained herein, please see the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, each filed with the Securities and Exchange Commission.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc. is an international franchiser of premium chocolate and confection stores, and a producer of an extensive line of premium chocolates and other confectionery products, including gourmet caramel apples. Rocky Mountain Chocolate Factory was named one of America’s Best on Newsweek's list of "America's Best Retailers 2023" in the chocolate and candy stores category. The Company is headquartered in Durango, Colorado. Its subsidiaries, franchisees and licensees currently operate over 260 Rocky Mountain Chocolate stores across the United States, with several international locations. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Investor Contact

Sean Mansouri, CFA

Elevate IR

720-330-2829

RMCF@elevate-ir.com